UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 21, 2008
Bell Microproducts Inc.
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		408-451-9400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On January 21, 2008, the compensation committee (the “Compensation Committee”) of the board of directors of Bell Microproducts Inc. (the “Company”) adopted the 2008 Management Incentive Plan (the “Plan”). The Company’s executive officers, including the chief executive officer (collectively, the “Officers”) and others, are eligible to participate in the Plan. The Officers are eligible for a bonus payment upon the Company achieving a predetermined threshold in one or more of the following areas: earnings per share, net income, pretax profit, operating contribution, return on equity, return on invested capital, return on working capital, and accomplishment of specific individual objectives. The target bonus for the chief executive officer is approximately 50% of his total target cash compensation. The target bonus for the executive officers, other than the chief executive officer, is between 29% and 40% of each executive officer’s total target cash compensation. No bonus will be paid out to any Officer who does not meet at least 80% of the financial-related goals stated above. In the event any Officer meets or exceeds 150% of the financial-related goals stated above, such Officer would be eligible to receive a maximum of 200% of his total target bonus tied to such financial-related goals.
          In addition, for the first half of 2008, the Company has established goals to substantially exceed its profit plan for this period. To support this goal, the Compensation Committee had authorized an additional bonus opportunity for Mr. James Illson, Chief Operating Officer and President of the Americas and Mr. Graeme Watt, President of Bell Microproducts Europe.
          At the end of each fiscal quarter, the Company will compare the financial performance with the financial plan and each eligible Officer will be paid a portion of his annual incentive, except that no quarterly payments will be made for achievements of over 100% of the Plan until the end of the fiscal year. The amount to be paid in each quarter is 20% for the first and second quarters of 2008 and 30% for the third and fourth quarters of 2008. After the close and audit of the year, the Company will compare the financial performance of the year with the financial plan and will also review the accomplishments of each Officer against his specific individual objectives. Upon approval by the Compensation Committee, the Company will pay each eligible Officer the total incentive earned for the year, less the quarterly amounts previously paid.
          A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 10.1 — Bell Microproducts Inc. Management Incentive Plan Year 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
January 25, 2008	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Bell Microproducts Inc. Management Incentive Plan Year 2008.